Exhibit 21
Subsidiaries of Quad/Graphics, Inc. (Wisconsin)

Name	Domicile
Chemical Research/Technology, LLC	Wisconsin
Child Day Care and Learning Services, LLC	Wisconsin
Duplainville Transport, Inc.	Wisconsin
Quad Packaging, Inc.	Wisconsin
Quad/Air, LLC	Wisconsin
Quad/Argentina II, LLC	Wisconsin
Quad/Graphics Canada, LLC	Wisconsin
Quad/Graphics Commercial & Specialty LLC	Wisconsin
Quad/Graphics Marketing, LLC	Wisconsin
Quad/Greenfield, LLC	Wisconsin
Quad Logistics Holdings, LLC	Wisconsin
Quad Marketing Holding Corp.	Wisconsin
Quad/Med LLC	Wisconsin
QuadMed Medical Clinics of Wisconsin, S.C.*	Wisconsin
Quad/Tech, Inc.	Wisconsin
Transpak Corporation	Wisconsin
Anselmo L. Morvillo S.A.	Argentina
Quebecor World Buenos Aires S.A.	Argentina
QuadMed Medical Clinics of Arkansas, Ltd.*	Arkansas
QGLA Participacoes S/C Ltda.	Brazil
Quad/Brasil Grafica Ltda.	Brazil
Quad/Graphics Empreendimentos Ltda.	Brazil
Quad/Graphics (BVI) Holdings Ltd.	British Virgin Islands
Quad/Graphics (BVI) Ltd.	British Virgin Islands
Quad/Graphics Investments Ltd.	British Virgin Islands
QuadMed Medical Clinics of California, Inc.*	California
Quad/Graphics Vancouver Corp.	Canada
Quad/Graphics Chile Holding Limitada	Chile
CG Packaging Company, Limited	China
QuadTech (Shanghai) Trading Company Limited	China
Quad/Graphics Colombia S.A.S.	Colombia
Copac Global Packaging, Inc.	Delaware
New Diversified Mailing Services LLC	Delaware
New Electronic Printing Systems, LLC	Delaware
Openfirst LLC	Delaware
QG LLC	Delaware
QG Printing II LLC	Delaware
QG Printing III Co.	Delaware
Quad/Argentina, Inc.	Delaware
Quad/Brazil, Inc.	Delaware
Quad/Graphics Printing LLC	Delaware
Quad Logistic Services, LLC	Delaware
Quad/Tech Europe, Inc.	Delaware
World Color Capital II, LLC	Delaware

Name	Domicile
Marin's France SAS	France
Marin's Holding SAS	France
Marin's International SAS	France
QuadTech France S.a.r.l.	France
Marin's Deutschland GmbH	Germany
QuadTech Germany GmbH	Germany
Quad/Graphics Germany GmbH	Germany
Quad/Graphics Guatemala S.A.	Guatemala
Global Packaging Ltd	Hong Kong
QuadTech Holdings Limited	Hong Kong
QuadTech Ireland Limited	Ireland
QuadMed Professional Services of Kansas, P.A.*	Kansas
Quad/Graphics Luxembourg 1 S.a.r.L.	Luxembourg
Quad/Graphics Luxembourg 2 S.a.r.L.	Luxembourg
World Color Insurance Holding S.A.	Luxembourg
Quad/Graphics Mauritius Ltd.	Mauritius
Proyeccion Industrial S.A. de C.V.	Mexico
Quad/Graphics Mexico D.F., S.A. de C.V.	Mexico
Quad/Graphics Mexico Holding S.A. de C.V.	Mexico
Quad/Graphics Queretaro S.A. de C.V.	Mexico
Reproducciones Fotomecanicas S.A. de C.V.	Mexico
QuadMed Clinics of Michigan, P.C.*	Michigan
QuadMed Medical Clinics of Minnesota, P.C.*	Minnesota
Q/G Holland B.V.	Netherlands
Healthy Medical Innovations, PLLC*	New York
QuadMed Medical Clinics of Oregon, P.C.*	Oregon
Quad/Med Medical Clinics of Pennsylvania, P.C.*	Pennsylvania
QG Editores S.A.C.	Peru
Quad/Graphics Peru S.A.	Peru
CRT Sp. z o.o	Poland
Quad/Graphics Europe Sp. z o.o	Poland
OOO QuadWinkowski	Russia
Copac, Inc.	South Carolina
QuadWinkowski AB	Sweden
World Color Reinsurance S.A.	Switzerland
Global Packaging Ltd	Taiwan
QuadMed Medical Clinics of Texas, P.A.*	Texas
CG Packaging Co., Ltd.	Thailand
QW Ukraine LLC	Ukraine
Marin's UK Limited	United Kingdom
QuadTech UK Limited	United Kingdom
CG Packaging Company, Ltd.**	Vietnam
CG Global Solutions Company, Ltd.**	Vietnam
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*The Company holds a contractual controlling interest not based on a majority of voting rights.
**The Company indirectly holds a controlling equity interest as a beneficial owner.